Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

1111 Polaris Parkway
Columbus, Ohio (Address of principal executive offices)	43271 (Zip Code)
Robert M. Macallister
Senior Vice President and Associate General Counsel
JPMorgan Chase Bank, National Association
1 Chase Manhattan Plaza
New York, NY 10005-1401
Tel: (212) 552-1716
(Name, address and telephone number of agent for service)

Pier 1 Imports, Inc.
(Exact name of obligor as specified in its charter)

Delaware	75-1729843
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

100 Pier 1 Place
Ft. Worth, Texas (Address of principal executive offices)	76102 (Zip Code)

Table of Additional Co-Registrants

(Exact name of the co-registrant as specified in	(State or other jurisdiction of	(I.R.S. Employer Identification No.)
its charter)	incorporation or organization)

PIER 1 ASSETS, INC.	Delaware	75-2552025

PIER 1 KIDS, INC.	Delaware	75-2922964

PIER 1 LICENSING, INC.	Delaware	75-2552034

PIER 1 IMPORTS (U.S.), INC.	Delaware	75-1673348

PIER 1 VALUE SERVICES, LLC	Virginia	22-3776169

PIER 1 HOLDINGS, INC.	Delaware	75-2668764

PIER 1 SERVICES COMPANY	Delaware	75-2668767
6.375% Convertible Senior Notes due 2036
(Title of the indenture securities)

GENERAL

Item 1.	General Information.
Furnish the following information as to the trustee:
              (a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C., 20551
Federal Deposit Insurance Corporation, Washington, D.C., 20429.
              (b) Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with the Obligor and Guarantors.
              If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.
              None.

Item 16.	List of Exhibits
              List below all exhibits filed as a part of this Statement of Eligibility.
              1.       A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
              2.       A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
              3.       None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.
              4.       A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
              5.       Not applicable.
              6.       The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
              7.       A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
              8.       Not applicable.
              9.       Not applicable.
SIGNATURE
              Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas, on the 12th day of June, 2006.

JPMORGAN CHASE BANK, N.A.

By	/s/	Mary Jane Henson

Mary Jane Henson

Exhibit 7 to Form T-1
Bank Call Notice
RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF
JPMorgan Chase Bank, N.A.
of 1111 Polaris Parkway, Columbus, Ohio 43240
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,
at the close of business March 31, 2006, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
in Millions
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$35,771
Interest-bearing balances	11,008
Securities:
Held to maturity securities	72
Available for sale securities	55,459
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	17,813
Securities purchased under agreements to resell	228,565
Loans and lease financing receivables:
Loans and leases held for sale	32,025
Loans and leases, net of unearned income $381,159
Less: Allowance for loan and lease losses 5,042
Loans and leases, net of unearned income and allowance	376,117
Trading Assets	246,732
Premises and fixed assets (including capitalized leases)	8,145
Other real estate owned	388
Investments in unconsolidated subsidiaries and associated companies	1,620
Intangible assets:
Goodwill	23,681
Other Intangible assets	11,704
Other assets	44,294
TOTAL ASSETS	$1,093,394

LIABILITIES

Deposits
In domestic offices	$417,676
Noninterest-bearing $134,430
Interest-bearing 283,246
In foreign offices, Edge and Agreement subsidiaries and IBF’s	163,635
Noninterest-bearing $6,677
Interest-bearing 156,958
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	9,221
Securities sold under agreements to repurchase	125,094
Trading liabilities	137,150
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	90,745
Subordinated notes and debentures	18,638
Other liabilities	41,884
TOTAL LIABILITIES	1,004,043
Minority Interest in consolidated subsidiaries	1,956

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	59,450
Retained earnings	27,149
Accumulated other comprehensive income	(989)
Other equity capital components	0
TOTAL EQUITY CAPITAL	87,395
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	1,093,394

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
JOSEPH L. SCLAFANI
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
MICHAEL J. CAVANAGH      )
WILLIAM B. HARRISON , JR.) DIRECTORS
JAMES DIMON                        )